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ValueVision Media, Inc. (“ValueVision”) is filing with the Securities and Exchange Commission a supplemental investor presentation pertaining to certain matters to be voted upon at ValueVision’s 2014 Annual Meeting of Shareholders scheduled for June 18, 2014.

SUPPLEMENTAL INVESTOR PRESENTATION June 10, 2014 ValueVision Media (NASDAQ: VVTV)

DISCLOSURES

SAFE HARBOR
This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, spending and debt levels; the general economic and credit environment; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales; pricing and gross sales margins; the level of cable and satellite distribution for our programming and the associated fees;
our ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom we have contractual relationships, and to successfully manage key vendor relationships; our ability to manage our operating expenses successfully and our working capital levels; our ability to remain compliant with our long-term credit facility covenants; our ability to successfully transition our brand name; the market demand for television station sales; our management and information systems infrastructure; challenges to our data and information security; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting our operations; significant public events that are difficult to predict, or other significant television-covering events causing an interruption of television coverage or that directly compete with the viewership of our programming; and our ability to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this document. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
Adjusted EBITDA and Adjusted Net Income/(Loss)
EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted
EBITDA as EBITDA excluding debt extinguishment; non-operating gains (losses); non-cash impairment charges and write-downs; activist shareholder response costs; and non-cash share-based compensation expense. The Company defines Adjusted Net Income/(Loss) as net income/(loss) excluding non-cash impairment charges and write-downs; debt extinguishment; and activist shareholder response costs. The Company has included the term “Adjusted EBITDA” in our EBITDA reconciliation in order to adequately assess the operating performance of our television and
Internet businesses and in order to maintain comparability to our analyst's coverage and financial guidance, when given. Management believes that the terms Adjusted EBITDA and Adjusted Net
Income/(Loss) allow investors to make a more meaningful comparison between our business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. Adjusted EBITDA and
Adjusted Net Income/(Loss) should not be construed as alternatives to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles and should not be construed as measures of liquidity. Adjusted EBITDA and Adjusted Net Income/(Loss) may not be comparable to similarly entitled measures reported by other companies.  The Company has included a reconciliation of Adjusted EBITDA to net income (loss) in the Appendix of this document.
IMPORTANT INFORMATION
This document may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders in connection with one or more meetings of the Company's shareholders, including the Company’s 2014 Annual Meeting of Shareholders. On May 9, 2014, the Company filed with the SEC a proxy statement and a WHITE proxy card in connection with the Company’s
2014 Annual Meeting of Shareholders. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning the interests of these directors and executive officers in connection with the matters to be voted on at the Company’s 2014 Annual Meeting of Shareholders is included in the proxy statement filed by the Company with the SEC in connection with such meeting. In addition, the Company files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. The proxy statement for the 2014 Annual Meeting of Shareholders is available, and any other relevant documents and any other material filed with the SEC concerning the Company will be, when filed, available, free of charge at the SEC website at
http://www.sec.gov. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED
WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO PARTICIPANTS.

FIVE YEAR TRACK RECORD OF
ACCOMPLISHMENTS
Strategy to drive continued sales growth with lower average selling prices via an enhanced and diversified product offering continues to leverage fixed operating expenses and deliver improved earnings and shareholder value
Recapitalized the business
Cleaned up the balance sheet
Raised liquidity
Hired and built an experienced team
Improved the quality and reach of the Company’s TV
distribution footprint while significantly reducing its cost
Improved customer service
Reduced average selling price by nearly 50%, which has
in turn increased customer base by reaching a broader
customer demographic
Grew customer base to 1.4 million from 754,000 in 2008
Improved channel positioning

The turnaround of ValueVision since it almost went bankrupt in 2008 has been developed and implemented by essentially an entirely new Board and Management team
Shifted product mix:
8 consecutive quarters of revenue growth and positive
Adjusted EBITDA
Developed powerful Internet and Mobile access, leading
the industry in sales penetration and growing Internet
and Mobile sales by over 10% annually
Your Management and Board delivered significant
shareholder value with shares up 840%+ since Keith
Stewart was appointed CEO
Shareholder value creation has been superior to
broadcast retail peer group in the past eight quarters with
shares up 165%+ since Q2 2012
Results of Management’s Strategy
Note: Share Performance as of close June 9, 2014.
Jewelry & Watch sales reduced 17%
Beauty, Health & Fitness sales increased over 200%
Fashion & Accessories sales increased over 70%

SHQP

ShopHQ.com

6% Growth

45% Growth

Flat

21% Reduction

12% Improvement

19% Improvement

8 QUARTERS OF PERFORMANCE ACCELERATION
UNDERSCORES MANAGEMENT’S ABILITY TO
REALIZE VALUEVISION’S FULL POTENTIAL
Strong KPI performance across critical business fundamentals underscores management’s progress

VVTV
169.4%
QVC
65.2%
HSN
36.9%
S&P
Retail Index
43.6%
Russell 2000
46.2%
Note: Share Performance as of close June 9, 2014.
During this period, TTM revenue grew by 17.0% and Adj. EBITDA margin expanded by 3.36%
Net Units Shipped (mm) U.S. Households (mm) Return Rate
Average Selling Price Transaction Costs / Unit Distribution Cost / Household
$99
$78
TTM Q2 2012 TTM Q1 2014
$2.84
$2.50
TTM Q2 2012 TTM Q1 2014
$1.35
$1.09
TTM Q2 2012 TTM Q1 2014
Share Performance
(50%)
–
50%
100%
150%
200%
250%
300%
Aug-12 Nov-12 Feb-13 May-13 Aug-13 Nov-13 Feb-14 May-14
81.4 86.7
TTM Q2 2012 TTM Q1 2014
5
8
22% 22%
TTM Q2 2012 TTM Q1 2014 TTM Q2 2012 TTM Q1 2014
VVTV HSN QVC Russell 2000 S&P Retail Select Industry Index
KPI Improvement From TTM Q2 2012 – TTM Q1 2014

Board members fully embrace their responsibility to advance shareholder interests and avail their full breadth of experiences and resources for the benefit of the Company
Lowell W.
Robinson
(2014)
Landel C.
Hobbs
(2014)
Jill R. Botway
(2013)
William F.
Evans
(2011)
Sean F. Orr
(2011)
Keith R.
Stewart
(2009)
Randy S.
Ronning
(2009)
John D. Buck
(2004)
Years of
Media /
Retail /
Technology
Operating
Experience
• 20 years of
media
experience
and 30 years
of finance
expertise
• 25 years in
media and
marketing on
traditional and
digital
platforms
• 20 years in
technology
• 3 years in
media and
retail
• 25 years of
consumer
retail, media,
finance and
operations
experience
• 23 years of
media,
consumer,
retail and
operations
• 37 years of
retail,
consumer,
media and
operational
experience
• Over 30 years
in consumer
retail
Benefit to
ValueVision
• Shares his
extensive
public
company
and Internet,
media,
consumer
and retail
industry
experience
• Offers
extensive
media and
operational
leadership
experience,
distribution
operation
strategy, and
relevant
industry
relationships
• In addition to
her media
expertise, Ms.
Botway adds
value with her
ecommerce
background
as well as her
experience as
an attorney
• Chairs the
audit
committee
• Offers insight
on a broad
range of
matters,
financial
management,
accounting
and otherwise
• Chairs the
finance
committee
and is critical
to matters on
capital
structure and
financing
• Mr. Orr is a
CPA with a
distinguished
career
• Brings
extensive
executive
retail,
operations,
product
sourcing and
e-commerce
experience
• Chairs the
compensation
committee
• Provides
extensive
senior
executive
level
experience at
two major
retailing
companies
• Chairs the
governance
committee
• Provides his
extensive
board and
VVTV
experience, as
well as retail
and
operational
experience
BOARD REGULARLY REFRESHED WITH
RELEVANT AND EXPERIENCED ADDITIONS TO
DRIVE VALUE FOR SHAREHOLDERS

With decades of retailing, media and operational experience, the Board is well suited to shape and assess ValueVision's competitive strategy and position the Company for continued success
• 35 years of
retail,
consumer,
media,
finance and
operations
experience
• Independent Chairman provides greater oversight of CEO and management
• The Board has an average tenure of 3.5 years, which is actively managed relative to the needs of the Company and enables management to effectively adapt to the evolving competitive landscape

VALUEVISION’S DIRECTORS BRING STRONG
OVERSIGHT AND ACCOUNTABILITY

• The Board reviews and approves sales, operating expenses, and capital expenditure targets in accordance with our budget and 5-year plan
• Engaged and structured process for annual review of compensation for CEO and management
Annual Budget
Process
ValueVision Directors are Committed to Shareholder Value Creation Through Accountability
Governance
• The Board participates in weekly, monthly, and quarterly business updates regarding operating and financial metrics that are key to budget expectations
Self Assessment
• The Board undergoes an annual assessment process to explore efficacy, talent, diversity of each committee, and the Board as a whole
• This self assessment leads us to seek new candidates to enhance the Board’s quality, diversity, and ability to deliver shareholder value
Develop 5-Year
Strategic Plan
• The Board works each year with management to set and implement a 5-year plan
No bonuses awarded for
fiscal year 2011 or 2012
Share Performance
Note: Share Performance as of close June 9, 2014.
(200%)
–
200%
400%
600%
800%
1,000%
1,200%
1,400%
1,600%
1,800%
09 Sep- -10 Jan- Sep- May- Jan- Sep- Apr- Jan- 09 May 11 11 12 13 13 14
VVTV HSN Russell 2000 S&P Retail Select Industry Index

VALUEVISION IS OPEN TO EXPANDING OUR
BOARD BUT STRONGLY DISAGREES WITH ISS’
ASSESSMENT OF CLINTON GROUP’S STRATEGY
Clinton has provided minimal detail on value-add strategy and would commit ValueVision to a first 90 days that we believe could do lasting damage to your investment

Concerns Regarding
Clinton Group’s
90-Day “Plan”
• We believe Clinton Group’s poorly conceived ninety-day “plan” lacks substance, demonstrates little strategic insight and no internal assessment of the Company and fails to account for the costs and risks of their proposed changes, and, in fact, could derail the Company’s ongoing momentum
• In our view, many of Clinton Group’s proposed changes, such as a merchandising location in NYC, 24/7 live programming, celebrity-driven sales, etc., with no consideration to costs associated with these initiatives, present a highly unrealistic view on how to enhance value for shareholders
• Management has been, and remains, open to ideas from all of our shareholders, though believes material investments in these strategies at this time would not be a prudent use of our shareholders’ capital
Concerns Regarding
Clinton Group’s
Marketing “Strategy”
• We believe the marketing tactics proposed by the Clinton Group are not a comprehensive business strategy
• Management maintains a forward perspective to continue our recent acceleration and routinely evaluates a broad range of tactics to engage customers and drive sales, including those identified by Clinton Group
In our view, shareholders should have serious concerns about Clinton Group’s nominees and strategy for the Company
– Proposed “changes” such as the use of live programming are already a part of the Company’s business execution when the potential benefits of such remote broadcast are a logical investment relative to the cost of such investments.  Similarly, the
Company has already considered establishing a permanent merchandising presence in NYC.  Finally, we evaluate celebrity relationships in terms of premium cost to be paid to a celebrity relative to the potential sales to be generated from such a relationship
– We believe they reflect an idealistic portrayal of sales generation without consideration for the significant costs of implementation and the risk of negatively impacting the Company’s current trajectory
– Live events and celebrity-driven events are among a suite of marketing alternatives that Management routinely evaluates on a net economic impact basis
– ValueVision already has a large and growing portfolio of more than a dozen proprietary brands, which have been representing an increasing percentage of the Company’s sales
– As ValueVision continues to grow in scale, profitability and resources, the Company will continue to evaluate a broad suite of marketing tactics, customer engagement technologies, fulfilment capabilities and other initiatives

Focused on
delivering long-term
sustainable growth
• Broader product offering, lower average price point and
improved channel positioning attracts new customers
• Increasing purchase frequency drives higher count of
retained customers
– Mobile, iPad / Tablet
Apps
– Social Media
– Interactive Webcasts
– Contests & Promotions
Grow Customer
Base, Purchase
Frequency and
Retention
Be A Watch &
Shop Anytime,
Anywhere
Experience
VALUEVISION HAS A CLEARLY ARTICULATED
MULTI-POINT STRATEGY…
Prudent and thoughtful implementation of this strategy has positioned ValueVision for future growth

Significant Progress
Achieved?
Four Key Growth Strategies
• Improved channel positioning and adjacencies in
strategic markets through the addition of second
channels and lower channel positions
• Drive profitability with growing sales to leverage our
fixed cost base
Expand and
Optimize TV
Distribution
Platform
• Increased investment in emerging product categories
and proprietary brands complemented by a broad
array of national and luxury brands
Broaden &
Diversify
Product Offering
• Multichannel Engagement
– Internet    TV Promotions
– Brand Power
– Live Streaming on Internet
& Mobile Platforms

…AND RECENT MOMENTUM
HAS AFFORDED VALUEVISION
THE OPPORTUNITY TO GO ON THE OFFENSIVE
These accomplishments lay the groundwork for your Management and Board to pursue new strategies previously out of reach for the Company

• Diversification into emerging categories of Fashion, Beauty and Home has reduced Jewelry and
Watches sales mix from 56% of total sales in 2008 to 43% of total sales in 2013
• Revenue from proprietary brands have increased 65% over the past two years. Proprietary brands now represent 25% of total merchandise sales
• Introduced 99 new concepts launched and over 25,000 new items and established relationships with over 250 new suppliers over the past 12 months
• Presented 13 remote broadcasts over the past 12 months including remotes from Tucson Gem
Show, Las Vegas, Cabo San Lucas and Florida
• Second channel presence in over 78% of total distribution footprint compared to only 17% in 2008
• Broadcasting in the HD space in over 7 million homes
• Since the beginning of 2013 the Company has moved approximately 10 million homes from a primary channel position above channel 50 to a primary channel position below channel 50
• Key industry benchmark of Net Promoter Score (NPS) has increased from 36% NPS in 2011 to 54%
NPS in 2013.
• Company is investing in leading edge Order Capture software solutions (Genesys Echopass) and
CRM technology (Salesforce) to improve transaction processing efficiency and enhance the customer experience.  Implementation will occur in early 2015.
• Broken ground on expansion of Bowling Green Kentucky Distribution Center more than doubling footprint from 267,000 to over 600,000 square feet
• Implementing leading edge Warehouse Management System software from Manhattan Associates along with material handling systems
• When fully operational in 2015, these developments will enhance customer experience and will significant improve transaction costs and shipping expense
Management’s Key
Growth Strategy
Continues to Deliver
Exceptional
Shareholder
Returns
Programming
Content
Improved Quality
of TV Distribution
Platform
Warehouse
Distribution
Center Expansion
Improved
Customer
Experience

Total Customers
Average Price
Point
Average Purchase
Frequency
Total Revenue
VALUEVISION’S DIRECTORS ARE COMMITTED TO
DRIVING SHAREHOLDER VALUE

Five key infrastructure investments are intended to provide scale, drive sales and enhance profitability over the next 18 months:
1. Bowling Green Expansion
2. Warehouse Management System by Manhattan Associates
3. Update Contact Center Technology with a Cloud-Based Interactive Voice Response System
4. Client Relationship Management System by Salesforce
5. Web Site Upgrade

APPENDIX 11

SUMMARY ADJUSTED EBITDA RECONCILIATION
a)   EBITDA as defined for this statistical presentation represents net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding debt extinguishment; non-operating gains (losses); non-cash impairment charges and write-downs; activist shareholder response costs; and non-cash share-based compensation expense.
Management has included the term EBITDA, as adjusted, in its EBITDA reconciliation in order to adequately assess the operating performance of the Company's television and Internet businesses and in order to maintain comparability to its analyst's coverage and financial guidance. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our business operating results over different periods of time with those of other similar small cap, higher growth companies. In addition, management uses
EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity.
EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.
($ 000s)
F08 F09 F10 F11 F12 F13 F14
FY FY FY FY FY* FY Q1
EBITDA, as adjusted (51,421) $ (19,411) $ 2,351 $    996 $       b 4,494 $    18,012 $  5,513 $
Less:
     FCC license impairment (8,832)      (11,111)
     Writedown of Auction Rate Securities (11,072)
     Gain (loss) on sale of investments or asset (969)         3,628       100
     CEO Transition Cost (2,681)      (1,932)      -
     Debt Extinguishment -               -               (1,235)      (25,679)    (500)
     Activist Shareholder Response Costs -               -               -               -               (2,133)      (1,045)
     Restructuring costs and other non-recurring items (4,299)      (2,303)      (1,130)      -               -               -
     Non-cash share-based compensation (3,928)      (3,205)      (3,350)      (5,007)      (3,257)      (3,218)      (1,044)
EBITDA (as defined) (a) (83,202)    (23,223)    (3,364)      (29,690)    (10,274)    12,662     3,424
A reconciliation of EBITDA to net income (loss) is as follows:
EBITDA, as defined (83,202)    (23,223)    (3,364)      (29,690)    (10,274)    12,662     3,424
Adjustments:
Depreciation and amortization (17,297)    (14,320)    (13,337)    (12,827)    (13,423)    (12,585)    (2,372)
Interest income 2,739       382          51            64            11            18            -
Interest expense -               (4,928)      (9,795)      (5,527)      (3,970)      (1,437)      (391)
Income taxes (33)           91            577          (84)           (21)           (1,173)      (201)
     Net income (loss) (97,793) $ (41,998) $ (25,868) $ (48,064) $ (27,676) $ (2,515) $   460 $
*Includes 14th week/53rd week